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                                                                   EXHIBIT 10.12


                              PEET'S COFFEE & TEA

                      KEY EMPLOYEE SEVERANCE BENEFIT PLAN


Section 1.  Introduction.

     The Peet's Coffee & Tea Key Employee Severance Benefit Plan (the "Plan") was approved by the Board of Directors (the "Board") of Peet's Coffee & Tea (the "Company") and the Board of Directors (the "Parent Board") of Peet's Companies, Inc. (the "Parent"), effective November 3, 1998 (the "Effective Date"). The purpose of the Plan is to provide for the payment of benefits to Eligible Employees (as defined below) of the Company in the event such employees' employment with the Company and its Affiliates is terminated under certain circumstances as specified herein. No benefits shall be paid under this Plan prior to the date of such specified termination. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company for Eligible Employees; provided, however, that this Plan shall not supersede or otherwise affect the Peet's Coffee & Tea Employee Severance Benefit Plan established effective November 3, 1998 (the "Employee Plan") or the Peet's Companies, Inc. Change of Control Option Acceleration Plan established effective November 3, 1998 (the "Option Acceleration Plan"). This Plan document also is the Summary Plan Description for the Plan.

     Certain capitalized terms used in the Plan, and not elsewhere defined in the Plan, are defined in Section 7.

Section 2.  Eligibility For Benefits.

     (a) General Rules. Subject to the requirements set forth in this Section 2, the Company shall provide benefits under the Plan to Eligible Employees.

            (i) "Eligible Employees" are the Chairman of the Board and/or the Parent Board (as the case may be), the Vice President of Coffee of the Company, the Chief Executive Officer of the Company, all employees who hold the position of vice president of the Company and any other individual who is designated an Eligible Employee for the purposes of the Plan under a duly executed Key Employee Agreement (a "Designated Key Employee). No other employees of or consultants to the Company or members of the Board or the Parent Board shall be eligible to receive benefits under the Plan. An Eligible Employee shall be eligible for benefits under this Plan if the Eligible Employee's employment with the Company and its Affiliates is terminated due to a Covered Termination or due to a Change of Control Termination. An Eligible Employee whose employment is terminated due to death or Disability or due to any reason other than a Covered Termination or Change of Control Termination shall not be eligible for benefits under this Plan.

            (ii) in order to receive benefits under the Plan, an Eligible
                 Employee must execute a general waiver and release on the form provided by the

                                       1.
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                  Company and must not be in breach or violation of any
                  restrictive covenants or other obligations or duties to the Company related to confidential information, proprietary rights, noncompetition, noninterference, nonsolicitation or the like, whether set forth in the Eligible Employee's Key Employee Agreement or other instrument or arising by operation of law. In the event of any such breach or violation, any payments or other benefits otherwise provided under the Plan that have not yet been received by the Eligible Employee shall cease, and the Eligible employee shall forfeit all such remaining payments or benefits.

            (iii) Any Change of Control that triggers the payment of benefits under this Plan must occur during the term of this Plan as specified in Section 6(b).

     (b) Exceptions. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in any of the following circumstances:

            (i) The employee has executed an individually negotiated employment contract or agreement with the Company which excludes such employee from eligibility for participation in this Plan and such individually negotiated employment contract or agreement is in effect on his or her Termination Date. Such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement.

            (ii) The Eligible Employee's employment with the Company and its Affiliates is terminated due to any other reason than due to a Covered Termination or a Change of Control Termination.

            (iii) Following a Change of Control Termination, the Eligible
                  Employee is offered and accepts immediate reemployment by a successor to the Company in an identical or substantially similar position at pay equal to or greater than the Eligible Employee's Pay (as defined in Section 7 below). For purposes of this provision, "immediate reemployment" means that the employee's employment with the successor to the Company result in uninterrupted employment such that the Eligible Employee's does not suffer a lapse in Pay as a result of a Change of Control. Following such reemployment the terms of this Plan as otherwise in effect from time to time shall continue to apply to such Eligible Employee.

Section 3.  Plan Benefits.

     (a) Severance benefits payable under the Plan are as set forth on the attached schedules for each class of Eligible Employee (the "Schedule of Benefits").

     (b) Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be in lieu of any severance benefits payable by the Company to such individual under any other arrangement

                                       2.

            covering the individual, unless expressly otherwise agreed to by the Company in writing.

     (c) Notwithstanding any other provision of the Plan to the contrary, in the event that the severance benefits provided for in this Plan or otherwise payable to the Eligible Employee (i) constitute "parachute payments" within the meaning of Section 28OG (as it may be amended or replaced) of the Code and (ii) but for this Section 3(c), would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then the benefits specified hereunder shall be either

            (i)  provided to the Eligible Employee in full, or

            (ii) provided to the Eligible Employee as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

            whichever of the foregoing amounts, when taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Eligible Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and the Eligible Employee otherwise agree in writing, any determination required under this Section 3(c) shall be made in writing in good faith by the Accountants. In the event of a reduction in benefits hereunder, Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 3(c), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and Eligible Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 3(c). The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 3(c).

Section 4.  Time Of Payment And Form Of Severance Pay; Indebtedness.

     (a) Severance Pay under this Plan shall be paid in monthly installments following the Eligible Employee's Termination Date and continuing throughout the Severance Payment Period. The Company reserves the right to determine the time of payment of such Severance Pay and to pay such Severance Pay in a lump sum or to accelerate the payment of any remaining unpaid Severance Pay at any time; provided, however, that no payment shall be made under this Plan prior to the last day of any waiting period or revocation period as required by applicable law in order for the general waiver and release required by Section 2(a)(ii) of this Plan to be effective, and provided further that all payments under this Plan will be completed within two (2) years of an Eligible Employee's Termination Date.

                                       3.

     (b) If an Eligible Employee is indebted to the Company or any of its Affiliates at his or her Termination Date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's Termination Date.

Section 5.  Continuation Of Benefits.

     (a) COBRA Continuation. Under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), each Eligible Employee who is enrolled in a group medical, vision or dental plan sponsored by the Company may be eligible to continue coverage under such group medical, vision or dental plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment. The Company will notify the individual of any such right to continue health coverage at the time of termination. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment of any applicable insurance premiums during the period provided for under the applicable schedule of benefits under this Plan will be credited as-payment by the Eligible Employee for purposes -of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee must elect to continue the Company's group medical, vision or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays during the period provided for under the applicable schedule of benefits under this Plan) will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the period provided for under the applicable schedule of benefits under this Plan, the Eligible Employee will be responsible for the payment of the entire amount of premiums required under COBRA for the remaining duration of the COBRA continuation coverage period.

            For purposes of this Section 5(a), applicable premiums that will be paid by the Company during the period provided for under the applicable schedule of benefits under this Plan shall not include any amounts payable by the Eligible Employee under any Section 125 health cue reimbursement plan sponsored by the Company, which amounts, if any, are the sole responsibility of the Eligible Employee.

     (b) Other Employee Benefits. All other benefits (such as 401(k) plan matching contributions) terminate as of the Eligible Employee's Termination Date in accordance with the terms of the plans under which such benefits were granted, except as provided in the attached Schedule of Benefits

                                       4.
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Section 6.  Right To Interpret Plan; Amend And Terminate; Other Arrangements;
            Binding Nature Of Plan.

     (a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and the amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

     (b)    Term Of Plan; Amendment Or Termination; Binding Nature Of Plan.

            (i) This Plan shall be effective until amended, suspended or terminated by the Company.

            (ii) The Company reserves the right to amend, suspend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment, suspension or termination shall reduce the benefits received by any Eligible Employees covered under the Plan until one (1) year from the date notice in writing is given to such Eligible Employees of such amendment, suspension or termination, and the terms of the Plan prior to its amendment, suspension or termination shall remain in effect until the end of such one
                  (1) year period.

            (iii) Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer of the Company or the Chairman of the Board and/or the Parent Board as the case may be.

     (c) Other Severance Arrangements. The Company reserves the right to make other arrangements regarding severance and change of control benefits in special circumstances.

     (d) Binding Effect On Successor To Company. This Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, or upon any successor to the Company as the result of a Change of Control, and any such successor or assignee shall be required to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment or Change of Control had taken place. In such event the term "Company," as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

                                       5.
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Section 7.  Definitions.

     Capitalized terms used in this Plan, unless defined elsewhere in this Plan, shall have the following meanings:

     (a) Accountants means the certified independent public accountants of the Company.

     (b) Affiliate means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (0 respectively, of the Code.

     (c)    Board means the Board of Directors of Peet's Coffee & Tea.

     (d) Cause means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company's interest therein; (iii) willful misconduct, significant failure of the Eligible Employee to perform the Eligible Employee's duties, or gross neglect by the Eligible Employee of the Eligible Employee's duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

     (e) Change of Control means: (i) a sale of sixty percent (601/6) or more of the assets of the Company or the Parent; (ii) a merger or consolidation involving the Company or the Parent in which the Company or the Parent is not the surviving corporation and the shareholders of the Parent immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of the securities of the surviving corporation (excluding any shareholders who possessed a beneficial ownership interest in the surviving corporation prior to the completion of such transaction); (iii) a reverse merger involving the Company or the Parent in which the Company or the Parent, as the case may be, is the surviving corporation but the shares of common stock of the Company or the Parent (the "Common Stock") outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the Parent, immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of the surviving entity or, if more than one entity survives the transaction, the controlling entity; (iv) an acquisition by -any person, entity or group within the meaning of
            Section 13 )(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate of the Company) of the

                                       6.

          beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of securities of the Company or of the Parent representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (v) in the event that the individuals who, as of the Effective Date, are members of the Parent's Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Parent's Board. (If the election, or nomination for election by the Parent's shareholders, of any new member of the Parent's Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Parent's Board shall be considered as a member of the Incumbent Board.) Notwithstanding the foregoing, for the purposes of this Plan and with respect to any and all clauses of this Section of the Plan, an initial public offering of the securities of the Company (an "IPO") or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change of Control.

     (f) Change of Control Termination means any involuntary termination without Cause or any Voluntary Termination with Good Reason of an Eligible Employee within twelve (12) months or less after the date of a Change of Control. A Change of Control Termination does not include a termination due to death or Disability or any other sort of termination.

     (g)  Code means toe Internal Revenue Code of 1986, as amended.

     (h) Company means Peet's Coffee & Tea, a Washington corporation, and any successor as provided in Section 6(d) hereof.

     (i) Covered Termination means any involuntary termination without Cause of an Eligible Employee, other than a termination that constitute a Change of Control Termination. A Covered Termination also includes any termination designated as such in an Eligible Employee's Key Employee Agreement. A Covered Termination does not include a termination due to death or Disability.

     (j) Disability means the inability of an Eligible Employee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that Eligible Employee's position with the Company because of the sickness or injury of the Eligible Employee.

     (k) Effective Date means November 3, 1998, the date of adoption of this Plan.

     (l) Eligible Employee means an employee of the Company who is eligible to participate in the Plan as specified in Section 2 hereof.

     (m)  Exchange Act means the Securities Exchange Act of 1934, as amended.

     (n) Key Employee Agreement means an employment contract or agreement entered into between an Eligible Employee and the Company that refers to this plan and the benefits provided hereunder.

                                       7.

     (o) Parent means Peet's Companies, Inc., a Washington corporation, and any successor as provided in Section 6(d) hereof.

     (p)  Parent Board means the Board of Directors of Peet's Companies, Inc.

     (q)  Pay means the following:

          (i) With respect to a Covered Termination, Pay means the Eligible Employee's base pay (not including bonus and other forms of supplemental compensation) at the rate in effect during the regularly scheduled payroll period coincident with the Covered Termination.

          (ii) With respect to a Change of Control Termination, Pay means the higher of the Eligible Employee's base pay (not including bonus and other forms of supplemental compensation) at the rate in effect (A) immediately prior to the Change of Control or (B) during the regularly scheduled payroll period coincident with the Change of Control Termination.

     (r) Plan means this Peet's Coffee & Tea Key Employee Severance and Change of Control Benefit Plan.

     (s) Pro Rata Bonus means an amount equal to the target bonus amount for the Eligible Employee for the relevant period in which the Termination Date occurs (monthly if such Eligible Employee's bonus is calculated on a monthly basis, quarterly if the bonus is calculated on a quarterly basis, annually if the bonus is calculated on an annual basis) prorated on a daily basis from the beginning of such period up to and including the Termination Date.

     (t) Severance Pay means the amount of an Eligible Employee's Pay received by such Eligible Employee pursuant to the Plan as a result of a Covered Termination or a Change of Control Termination.

     (u) Severance Payment Period means the period of time during which an Eligible Employee receives Severance Pay pursuant to this Plan and as specified in the Schedule of Benefits.

     (v) Termination Date means the last date on which the Eligible Employee is in active pay status as an employee with the Company or an Affiliate of the Company.

     (w) Voluntary Termination with Good Reason means that the Eligible Employee voluntarily terminates his or her employment after any of the following are undertaken without the Eligible Employee's express written consent:

          (i) the assignment to the Eligible Employee of any duties or responsibilities which result in any diminution or adverse change of the Eligible Employee's position, status or circumstances of employment as in effect immediately prior to a Change of Control of the Company; a material

                                       8.

                  change in the Eligible Employee's titles or offices as in effect immediately prior to a Change of Control of the Company; any removal of the Eligible Employee from or any failure to reelect the Eligible Employee to any of such positions, except in connection with the termination of his or her employment for death, Disability, retirement, fraud, misappropriation, embezzlement or any other voluntary termination of employment by the Eligible Employee other than Voluntary Termination for Good Reason;

            (ii)  a reduction by the Company in the Eligible Employee's Pay;

            (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Eligible Employee is Participating at the time of a Change of Control of the Company (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Eligible Employee's participation in or reduce the Eligible Employee's benefits under any Benefit Plans or deprive the Eligible Employee of any fringe benefit enjoyed by the Eligible Employee at the time of a Change of Control of the Company, provided, however, that Eligible Employee may not terminate for Good Reason following a Change of Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans;

            (iv) a relocation of the Eligible Employee or the Company's principal executive offices to a location more than thirty-five (35) miles from the location at which the Eligible Employee performed the Eligible Employee's duties prior to a Change of Control of the Company, except for required travel by the Eligible Employee on the Company's business to an extent substantially consistent with the Eligible Employee's business travel obligations at the time of a Change of Control of the Company;

            (v) any material breach by the Company of any provision of this Plan or the Eligible Employee's Key Employee Agreement; or

            (vi) any failure by the Company to obtain the assumption of this Plan by any successor or assign of the Company.

Section 8.  No Implied Employment Contract.

     The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or its Affiliates or (ii) to interfere with the right of the Company or its Affiliates to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

                                       9.

Section 9.  Legal Construction.

     This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement income Security Act of 1974, as amended ("ERISX) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 10. Claims, Inquiries And Appeals.

     (a) Applications For Benefits And Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator is:

                              Peet's Coffee & Tea
                               1400 Park Avenue
                             Emeryville, CA 94608

     (b) Denial Of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

     This written notice will be given to the employee within go days after the plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

     This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

     (c) Request For A Review. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                                      10.

                              Peet's Coffee &Tea
                               1400 Park Avenue
                             Emeryville, CA 94608

     A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may rind necessary or appropriate in making its review.

     (d) Decision On Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Section 10(d), the application will be deemed denied on review.

     (e) Rules And Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

     (f) Exhaustion Of Remedies. No legal action for benefits under the plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 10(d) above).

Section 11. Basis Of Payments To And From Plan.

     All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

                                      11.

Section 12. Other Plan Information.

     (a) Employer And Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor as that term is used in ERISA) by the Internal Revenue Service is 91-0863396. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 502.

     (b) Ending Date For Plan's Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

     (c) Agent For The Service Of Legal Process. The agent for the Service of legal process with respect to the Plan is the Chief Financial Officer, Peet's Coffee & Tea, 1400 Park Avenue, Emeryville, CA 94608. The service of legal process may also be made on the Plan by serving the Plan Administrator.

     (d) Plan Sponsor And Administrator. The "Plan Sponsor" and the "Plan Administrator" of the Plan is Peet's Coffee & Tea, 1400 Park Avenue, Emeryville, CA 94608. The Plan Sponsor's and Plan Administrator's telephone number is (510) 594-2100. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 13. Statement Of ERISA Rights.

     Participants in this Plan (which is a welfare benefit plan sponsored by Peet's Coffee & Tea) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

     (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

     (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

     (c) Receive a summary of the Plan's annual financial report, in the case of a plan that is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

     In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

     No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising

                                      12.

your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to S 100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may rile suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department ` of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

Section 14.  Execution.

     To record the adoption of the Plan as set forth herein, effective as of November 3, 1998, Peet's Coffee & Tea and Peet's Companies, Inc. have caused a duly authorized officer to execute the same this 4th day of January, 1999.

Peet's Companies, Inc.                    Peet's Coffee & Tea



By: /s/ Christopher P. Mottern            By: /s/ Christopher P. Mottern
    ------------------------------            ------------------------------

Title:____________________________        Title:____________________________

Attachment:  Schedule of Benefits

                                      13.

                              PEET'S COFFEE & TEA

                      KEY EMPLOYEE SEVERANCE BENEFIT PLAN

                             SCHEDULE OF BENEFITS

                             CHAIRMAN OF THE BOARD


I.   Covered Termination.

An Eligible Employee whose position with the Company is that of Chairman of .the Board and/or the Parent Board (as the case may be) or Vice President of Coffee and whose employment is terminated due to a Covered Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

          (i)   Severance Pay in an amount equal to two (2) years of Pay.

          (ii)  An amount equal to the Pro Rata Bonus.

          (iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub-category of coverage for the Eligible Employee before the Eligible Employee's Termination Date for the duration of the Severance Payment Period. Company's payment obligations under this Section I.(iii) shall include the payment of dependent coverage if Eligible Employee maintained dependent coverage prior to Eligible Employee's Termination Date.

          (iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee's Termination Date shall be continued at the Company's expense for two (2) years after the Termination Date.

          (v) The Eligible Employee shall be eligible to participate in an outplacement program to the extent and in the manner specified in the Key Employee Agreement between such Eligible Employee and the Company.

II.  Change Of Control Termination.

     An Eligible Employee whose position with the Company is that of Chairman of the Board or the Parent Board (as the case may be) or Vice President of Coffee and whose employment is terminated due to a Change of Control Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

          (i)   Severance Pay in an amount equal to two (2) years of Pay.

          (ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.

                              PEET'S COFFEE & TEA

                      KEY EMPLOYEE SEVERANCE BENEFIT PLAN

                             SCHEDULE OF BENEFITS

                            VICE PRESIDENT, COFFEE



I.   COVERED TERMINATION.

     An Eligible Employee whose position with the Company is that of Chairman of the Board and/or the Parent Board (as the case may be) or Vice President of Coffee and whose employment is terminated due to a Covered Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

           (i) Severance Pay in an amount equal to two (2) years of Pay.

           (ii)    An amount equal to the Pro Rata Bonus.

           (iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub-category of coverage for the Eligible Employee before the Eligible Employee's Termination Date for the duration of the Severance Payment Period. Company's payment obligations under this Section I.(iii) shall include the payment of dependent coverage if Eligible Employee maintained dependent coverage prior to Eligible Employee's Termination Date.

           (iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee's Termination Date shall be continued at the Company's expense for two (2) years after the Termination Date.

           (v) The Eligible Employee shall be eligible to participate in an outplacement program to the extent and in the manner specified in the Key Employee Agreement between such Eligible Employee and the Company.

II.  CHANGE OF CONTROL TERMINATION.

     An Eligible Employee whose position with the Company is that of Chairman of the Board or the Parent Board (as the case may be) or Vice President of Coffee and whose employment is terminated due to a Change of Control Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

           (i)     Severance Pay in an amount equal to two (2) years of Pay.

           (ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.

                              PEET'S COFFEE & TEA

                     KEY EMPLOYEE SEVERANCE BENEFIT PLAN

                             SCHEDULE OF BENEFITS

                            CHIEF EXECUTIVE OFFICER



I.   COVERED TERMINATION.

     An Eligible Employee whose position with the Company is that of Chief Executive Officer and whose employment is terminated due to a Covered Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

           (i) Severance Pay in an amount equal to one (1) year of Pay plus one (1) month of Pay for each year of employment with the Company, prorated at the discretion of the Company, provided that the maximum amount received shall be twenty-four (24) months of Pay.

           (ii)    An amount equal to the Pro Rata Bonus.

           (iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub-category of coverage for the Eligible Employee before the Eligible Employee's Termination Date for the duration of the Severance Payment Period. Company's payment obligations under this Section I.(iii) shall include the payment of dependent coverage if Eligible Employee maintained dependent coverage prior to Eligible Employee's Termination Date.

           (iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee's Termination Date shall be continued at the Company's expense for two (2) years after the Termination Date.

           (v) The Eligible Employee shall be eligible to participate in an outplacement program to the extent and in the manner specified in the Key Employee Agreement between such Eligible Employee and the Company.

II.  CHANGE OF CONTROL TERMINATION.

     An Eligible Employee whose position with the Company is that of Chief Executive Officer and whose employment is terminated due to a Change of Control Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

           (i)     Severance Pay in an amount equal to two (2) years of Pay.

           (ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.

                              PEET'S COFFEE & TEA

                     KEY EMPLOYEE SEVERANCE BENEFIT PLAN

                             SCHEDULE OF BENEFITS

                                VICE PRESIDENTS



I.   COVERED TERMINATION.

     An Eligible Employee whose position with the Company is that of vice president and whose employment is terminated due to a Covered Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

           (i) Severance Pay in an amount equal to six (6) months of Pay plus one (1) month of Pay for each year of employment with the Company, prorated at the discretion of the Company, provided that the maximum amount received shall be twenty-four (24) months of Pay.

           (ii)    An amount equal to the Pro Rata Bonus.

           (iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub-category of coverage for the Eligible Employee before the Eligible Employee's Termination Date for the duration of the Severance Payment Period.

           (iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee's Termination Date shall be continued at the Company's expense for six (6) months after the Termination Date.

           (v) The Eligible Employee shall be eligible to participate in an outplacement program for up to six (6) months, at a cost not exceeding ten thousand dollars ($10,000); provided, however, that the provider of such outplacement program must be reasonably acceptable to the Company and the Eligible Employee must provide to the Company adequate proof of the expense incurred.

II.  CHANGE OF CONTROL TERMINATION.

     An Eligible Employee whose position with the Company is that of Vice President and whose employment is terminated due to a Change of Control Termination (as defined in Section 7 of the Plan) shall receive the following benefits:

           (i)     Severance Pay in an amount equal to one (1) year of Pay.

           (ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.